Exhibit 5.1

May 25, 2022

Chinook Therapeutics, Inc.

400 Fairview Avenue, Suite 900

Seattle, WA 98109

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Chinook Therapeutics, Inc., a Delaware corporation (the “Company”), of up to 7,553,572 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), including 1,125,000 shares of Common Stock subject to an underwriters’ option to purchase additional shares, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,071,428 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of May 24, 2022, between the Company, and SVB Leerink LLC Cantor Fitzgerald & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule A thereto. The Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares were registered pursuant to the Registration Statement on Form S-3ASR (File No. 333-265168) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 24, 2022 and automatically became effective upon such filing (the “Registration Statement”), including the prospectus dated May 24, 2022 included in the Registration Statement (the “Base Prospectus”), as supplemented by the final prospectus supplement dated May 24, 2022, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the underwriting agreement pursuant to which the Stock will be sold to the underwriters, the Pre-Funded Warrants, the Registration Statement, the Company’s certificate of incorporation, as amended (the “Certificate”) and the Company’s bylaws, as amended (the “Bylaws”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

With respect to the Pre-Funded Warrants, we have assumed that, as of each and every time any of the Pre-Funded Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Certificate to permit full exercise of each of the Pre-Funded Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Certificate or Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares will not result in a violation of the Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that:

(i)

the Shares, when issued, sold and delivered in accordance with the provisions of, the Underwriting Agreement and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable in accordance with the resolutions adopted by the Company’s Board and the Pricing Committee of the Board;

(ii)

when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and the Prospectus, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and in accordance with the resolutions adopted by the Company’s Board and the Pricing Committee of the Board; and

(iii)	the Pre-Funded Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP